FOURTH QUARTER 2021  EARNINGS CONFERENCE CALL PRESENTATION 1

SAFE HARBOR This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 2

BUSINESS HIGHLIGHTS •Adjusted EBITDAof $38.0 million •Net income of $15.2 million •$56.2 million cash, restricted cash and cash  equivalents Q4‐2021 Results •24 drybulk ships and one barge in owned and  controlled fleet at December 31, 2021 Fleet •Operating 57 vessels on average during Q4 2021 •6.4 million tons carried; 118 voyages performed  for 65 clients  Operations 1) Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation  and amortization, loss on sale and leaseback of vessels, share‐based compensation and other non‐operating income and/or expense, if any.  Consistent  Performance Working Fleet Extensive and varied  experience 3

Customer Focus: Long‐term, fixed contract employment and recurring business with new and longstanding customers Targeted Business: Specialty tonnage provides consistent returns through fluctuating market cycles – 16% premium over average market rates in Q4‐21. Rate Environment: The Baltic Dry Index average decreased in the fourth quarter. (1) Per reported indices DRIVERS OF PERFORMANCE 4 0 500 1000 1500 2000 2500 3000 3500 4000 4500 5000 5500 Baltic Dry Index (1)

4th Quarter Highlights • Net income of $15.2 million, as compared to a net income of $7.6 million in the same period of 2020.    o Non‐GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $24.9 million, as compared to $6.2  million for the same period of 2020. o Adjusted Earnings per share of $0.56, as compared to $0.14 for the same period of 2020. • Income from operations of $30.8 million, up from $8.3 million for December 31, 2020. • Diluted net income per share were $0.34 as compared to $0.17 for the three months ended December 31, 2020. • Pangaea's TCE rates were $32,563 for the three months ended December 31, 2021 and $14,640 for the three months ended  December 31, 2020, a 122% increase, giving the Company an overall average premium over market rates of $4,459 or 16%.  Adjusted EBITDA of $38.0 million for the fourth quarter of 2021 versus $12.9 million for the same period in 2020. Subsequent Business Update • In November 2021 the Company entered into a memorandum of agreement to purchase a Panamax vessel to add to its  operating fleet for $19.9 million. The vessel was delivered to the Company on February 17, 2022 and renamed the m/v Bulk  Concord. • As previously announced the Company declared a $0.05 per share dividend which was paid to shareholders on March 15,  2022 to shareholders of record on March 1, 2022.  FINANCIAL HIGHLIGHTS 5

SELECTED INCOME STATEMENT DATA

(in thousands,may not foot due to rounding)

	Three months ended December 31,		Three months ended December 31,	
	2021	2020	**2021**	2020
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 202,504**	$ 98,237	**$ 614,482**	$ 349,738
Charter revenue	**32,055**	14,617	**103,622**	33,158
Total revenue	**234,558**	112,853	**718,104**	382,896
Expenses:				
Voyage expense	**65,266**	41,598	**219,623**	161,881
Charter hire expense	**114,992**	45,270	**334,953**	127,769
Vessel operating expenses	**12,693**	9,088	**42,715**	38,047
General and administrative	**4,290**	4,357	**18,966**	15,915
Depreciation and amortization	**6,523**	4,237	**22,974**	17,055
Loss on impairment of vessels	**-**	-	**-**	1,801
Loss on sale of vessels	**-**	25	**-**	730
Total expenses	**203,764**	104,576	**639,232**	363,199
Income from operations	**30,794**	8,277	**78,872**	19,697
Total other income (expense), net	**(13,201)**	(397)	**(6,499)**	(7,005)
Net income	**17,594**	7,880	**72,374**	12,692
Income attributable to noncontrolling interests	**(2,444)**	(290)	**(5,147)**	(1,340)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 15,150**	$ 7,590	**$ 67,227**	$ 11,352
Adjusted EBITDA [1]	**$ 38,013**	**$ 12,924**	**$ 105,079**	**$ 42,581**

1) Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any.

6

SELECTED BALANCE SHEET & CASH FLOW DATA 7 The amounts in the table above have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding.  (in thousands) December 31, 2021 December 31, 2020  Current Assets     Cash and cash equivalents 56,209$                                        46,897$                            Restricted cash ‐                                                 1,500                                    Accounts receivable, net 54,259                                          29,152                                 Other current assets 73,495                                          33,792                              Total current assets 183,964                                        111,342                           Fixed assets, including finance lease right of use assets, net 517,109                                        321,982                           Advances for vessel purchases 1,990                                             ‐                                    Investment in newbuildings in‐process ‐                                                 15,391                             Other Non‐current Assets 3,962                                             1,690                                Total assets 707,024$                                      450,404$                         Current liabilities Accounts payable, accrued expenses and other current liabilities 49,154$                                        32,400$                           Related party debt 243                                                243                                   Current portion long‐term debt and finance lease liabilities 29,923                                          64,361                             Other current liabilities 32,419                                          13,805                             Total current liabilties 111,739                                        110,809                           Secured long‐term debt and finance lease liabilities, net 276,796                                        95,028                             Other long‐term liabilities 17,807                                          10,135                             Total Pangaea Logistics Solutions Ltd. equity 247,202                                        182,766                           Non‐controlling interests 53,479                                          51,666                             Total stockholders' equity 300,681                                        234,431                           Total liabilities and stockholders' equity 707,024$                                      450,404$                         Cash flows for the years ended: December 31, 2021 December 31, 2020 Net cash provided by operating activities 61,745$ 20,836$ Net cash (used in) provided by investing activities (197,792)$ (6,888)$ Net cash provided by (used in) financing activities 143,859$ (18,606)$

TOTAL SHIPPING DAYS 8 Capital Efficiency: Leveraged owned fleet by chartering‐in market vessels Flexibility: Short‐term charters allow us to react quickly and take advantage of arbitrage opportunities 1,573  1,623  1,566  1,461  1,372  1,615  1,968  2,081  3,002  1,977  3,168  3,407  3,296  3,108  3,337  3,118   ‐  1,000  2,000  3,000  4,000  5,000  6,000 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Q3‐21 Q4‐21 D ay s Owned Days Charter‐in Days

PANGAEA AVERAGE TCE vs. MARKET AVERAGE TCE 9 **Average of the published Panamax and Supramax index net of commission $10,508  $10,733  $13,316  $14,640  $16,524  $21,053  $28,770  $32,563  $5,920  $5,548  $10,286  $10,326  $16,261  $24,185  $32,033  $28,104   $‐  $5,000  $10,000  $15,000  $20,000  $25,000  $30,000  $35,000 Q1‐2020 Q2‐2020 Q3‐2020 Q4‐2020 Q1‐2021 Q2‐2021 Q3‐2021 Q4‐2021 Pangaea Average TCE Market Average TCE

1) Adjusted EBITDA is a non‐GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, share‐based  compensation, loss on sale and leaseback of vessels and other non‐operating income and/or expense, if any.  2) TCE is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common  shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels  on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per‐day amounts while charter hire rates for vessels  on time charters generally are expressed in per‐day amounts. FINANCIAL PERFORMANCE Q4‐2020 THROUGH Q4‐2021 10  ‐  5,000  10,000  15,000  20,000  25,000  30,000  35,000  40,000 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Q3‐21 Q4‐21 ADJUSTED EBITDA(1)  $‐  $5,000  $10,000  $15,000  $20,000  $25,000  $30,000  $35,000 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Q3‐21 Q4‐21 TCE(2)

ADJUSTED EARNINGS PER COMMON SHARE 11 (1) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel,  loss on impairment of vessel, gains and losses on derivative instruments, and certain non‐recurring charges, divided by the weighted average number of shares of  common stock. Adjusted EPS total of $0.56 for Q4‐2021 0.03  0.09  0.20  0.10  (0.09) 0.09  0.19  0.14  0.09  0.29  0.48  0.56   (0.10)  ‐  0.10  0.20  0.30  0.40  0.50  0.60 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Q1‐21 Q2‐21 Q3‐21 Q4‐21 Historical Adjusted EPS (1) $0.42 $0.33 $1.42

TCE OUTLOOK 12 * Q1 22 estimated TCE performance based on shipping days performed through March 15, 2022 **Average of the published Panamax and Supramax index net of commission $14,360  $12,029  $12,933  $15,915  $15,172  $10,508  $10,733  $13,316  $14,640  $16,524  $21,053  $28,770  $32,563  $26,512 *  ‐  1,000  2,000  3,000  4,000  5,000  6,000  $‐  $5,000  $10,000  $15,000  $20,000  $25,000  $30,000  $35,000 Q4 ‐ 2018 Q1‐2019 Q2‐2019 Q3‐2019 Q4‐2019 Q1‐2020 Q2‐2020 Q3‐2020 Q4‐2020 Q1‐2021 Q2‐2021 Q3‐2021 Q4‐2021 Q1‐2022e Shipping Days Pangaea TCE Market Average TCE**